Exhibit 99.1

Rafael Holdings Reports First Quarter Fiscal Year 2020 Results

Highlights Developments in Key Holdings Including Rafael Pharmaceuticals

NEWARK, NJ – December 9, 2019: Rafael Holdings, Inc., (NYSE: RFL), reported revenue of $1.2 million and a loss per share of $0.10 for the fiscal quarter ended October 31, 2019.

Recent Operational Highlights

•	Rafael Holdings became a New York Stock Exchange listed company on November 21, 2019.
•	Rafael Pharmaceuticals (Rafael Pharma) a clinical-stage pharmaceutical company in which the Company holds preferred equity and a warrant to increase ownership to 56% of the fully diluted equity interests, announced several significant expansions of ongoing clinical trials:
o	Its Phase 3 clinical trial (AVENGER 500) of CPI-613® (devimistat) for patients with metastatic pancreatic cancer had enrolled 100 patients at multiple sites in the United States, Europe and Israel. The trial was subsequently expanded to four sites in South Korea. The trial is expected to enroll up to 500 patients worldwide;
o	Expanded its Phase 3 clinical trial (ARMADA 2000) of CPI-613® (devimistat) in older patients with relapsed or refractory acute myeloid leukemia (AML) to four sites in South Korea. The trial is expected to enroll up to 500 patients worldwide;
o	Expanded its Phase 2 clinical trial of CPI-613® (devimistat) for patients with relapsed or refractory Burkitts lymphoma/leukemia to Massachusetts General Hospital. The initial trial sites were Memorial Sloan Kettering Cancer Center in New York City and City of Hope in Duarte, California;
o	José Octávio Costa Filho, M.D., joined Rafael Pharma as Co-Chief Medical Officer. He works alongside Timothy Pardee, M.D., Ph.D., who continues as Co-Chief Medical Officer.
•	On August 5th, 2019 Lipomedix Pharmaceuticals, in which the Company holds a majority interest, announced the addition of Miranda J. Toledano and Praveen Tyle, Ph.D., to its board of directors. The company also announced the formation of an executive committee of the board to enhance governance and support the company’s development. Ms. Toledano and Dr. Tyle will join Sanjeev Luther, chairman of the board, on the newly formed executive committee.

Remarks by Howard Jonas, Chairman and CEO of Rafael Holdings

“During the quarter, our key pharma holding, Rafael Pharma, continued enrolling patients in key clinical trials, including in its Phase 3 trials of CPI-613® (devimistat) for metastatic pancreatic cancer and AML, as well as its Phase 2 trial for Burkitt lymphoma.

“We’ve also put into place the foundation for our internal cancer metabolism drug development initiative, the Barer Institute, a wholly-owned early stage venture focused on developing a pipeline of therapeutic compounds, including compounds to regulate cancer metabolism.  The venture is pursuing collaborative research agreements with leading scientists from top academic institutions”

“After the quarter closed, we were very pleased to begin our listing on the New York Stock Exchange with the enhanced visibility that the Big Board offers.”

About Rafael Holdings, Inc.:

Rafael Holdings holds commercial real estate assets and interests in clinical stage pharmaceutical companies. The real estate holdings consist of properties in Newark and Piscataway, New Jersey and Jerusalem, Israel. The pharmaceutical holdings include interests in two companies focused on the development and commercialization of oncology drugs: Rafael Pharmaceuticals, Inc. and LipoMedix Pharmaceuticals Ltd. In addition, Rafael Holdings through its wholly owned subsidiary, the Barer Institute, is developing a pipeline of therapeutic compounds including compounds to regulate cancer metabolism. For more information, visit www.rafaelholdings.com.

Contact:
Rafael Holdings

David Polinsky

Chief Financial Officer

P: (212) 658-1450

E: invest@rafaelholdings.com

RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share data)

	October 31,	July 31,
	2019	2019

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$10,771	$12,024
Trade accounts receivable, net of allowance for doubtful accounts of $170 and $122 at October 31, 2019 and July 31, 2019, respectively	229	450
Due from Rafael Pharmaceuticals	120	280
Prepaid expenses and other current assets	540	507
Total current assets	11,660	13,261

Property and equipment, net	48,588	48,733
Investments – Rafael Pharmaceuticals	70,018	70,018
Investments – Other Pharmaceuticals	2,000	2,000
Investments – Hedge Funds	5,088	5,125
Deferred income tax assets, net	20	19
In-process research and development and patents	1,575	1,575
Other assets	1,451	1,412

TOTAL ASSETS	$140,400	$142,143

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Trade accounts payable	$621	$795
Accrued expenses	564	605
Other current liabilities	15	27
Total current liabilities	1,200	1,427

Due to Related Party	28	65
Convertible note, net of discount of $ – and $54 – Related Party	-	14,946
Other liabilities	210	292
Accrued interest on convertible note – Related Party	-	649
TOTAL LIABILITIES	1,438	17,379

COMMITMENTS AND CONTINGENCIES

EQUITY
Class A common stock, $0.01 par value; 50,000,000 shares authorized, 787,163 shares issued and outstanding as of October 31, 2019 and July 31, 2019	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 14,997,251 and 13,142,502 shares issued and outstanding as of October 31, 2019 and July 31, 2019, respectively	149	131
Additional paid-in capital	128,642	112,898
Accumulated deficit	(7,438)	(5,840)
Accumulated other comprehensive income	3,790	3,784
Total equity attributable to Rafael Holdings, Inc.	125,151	110,981
Noncontrolling interests	13,811	13,783
TOTAL EQUITY	138,962	124,764

TOTAL LIABILITIES AND EQUITY	$140,400	$142,143

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited, in thousands, except share data)

	Three Months Ended October 31,
	2019	2018
Revenues:
Rental – Third Party	$346	$383
Rental – Related Party	520	521
Parking	224	231
Other – Related Party	120	-
Total Revenues	1,210	1,135

Costs and expenses:
Selling, general and administrative	2,041	1,453
Research and development	245	373
Depreciation and amortization	466	429
Loss from operations	(1,542)	(1,120)

Interest (expense) income, net	(64)	101
Net loss resulting from foreign exchange transactions	(5)	-
Loss on sales of marketable securities, net	-	(10)
Unrealized gain on sales of marketable securities	-	333
Unrealized loss on investments – Hedge Funds	(37)	-
Loss before income taxes	(1,648)	(696)
(Provision for) benefit from income taxes	(4)	31
Net Loss	(1,652)	(665)
Net loss attributable to noncontrolling interests	(54)	(184)
Net loss attributable to Rafael Holdings, Inc.	$(1,598)	$(481)

OTHER COMPREHENSIVE LOSS
Net Loss	$(1,652)	$(665)
Foreign currency translation adjustments	6	78
Total Comprehensive Loss	(1,646)	(587)
Comprehensive income (loss) attributable to noncontrolling interests	2	(9)
Total Comprehensive Loss attributable to Rafael Holdings, Inc.	$(1,648)	$(596)

Loss per share attributable to Rafael Holdings, Inc. common shareholders:
Basic and diluted	$(0.10)	$(0.04)

Weighted average number of shared used in calculation of loss per share:
Basic and diluted	15,640,683	12,566,358

RAFAEL HOLDINGS, INC.

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands, except share data)

	Three Months Ended October 31,
	2019	2018

Operating activities
Net loss	$(1,652)	$(665)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	466	429
Deferred income taxes	1	(40)
Net gain on sales of marketable securities	-	(323)
Unrealized loss on investments – Hedge Funds	37	-
Provision for doubtful accounts	48	-
Stock based compensation	94	30
Amortization of debt discount	54	-
Change in assets and liabilities:
Trade accounts receivable	173	(92)
Prepaid expenses and other current assets	217	(63)
Other assets	(289)	(13)
Trade accounts payable and accrued expenses	(196)	(138)
Other current liabilities	(12)	(6)
Due to Related Party	(37)	171
Due from Related Party	160	-
Other liabilities	-	(14)
Net cash used in operating activities	(936)	(724)

Investing activities
Purchases of property and equipment	(321)	(26)
Proceeds from sale and maturity of marketable securities, net	-	5,820
Purchase of marketable securities	-	(953)
Investment in Rafael Pharmaceuticals	-	(10,000)
Net cash used in investing activities	(321)	(5,159)

Financing activities
Proceeds from exercise of options	-	118
Net cash provided by financing activities	-	118
Effect of exchange rate changes on cash and cash equivalents	4	48
Net decrease in cash and cash equivalents	(1,253)	(5,717)
Cash and cash equivalents at beginning of period	12,024	15,803
Cash and cash equivalents at end of period	$10,771	$10,086

Supplemental Schedule of Non-Cash Investing and Financing Activities
Adoption effect of ASU 2016-01	$-	$39
Conversion of LipoMedix Bridge Note	$82	$-
Conversion of related party convertible notes payable and accrued interest	$15,668	$-

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